Filed pursuant to Rule 424(b)(3) Registration Statement on Form F-6 Registration No.: 333-170665

EXHIBIT A

FORM OF ADR

[FORM OF RECEIPT]

Number	CUSIP NUMBER: _________________

[American Depositary Shares (each American Depositary Share representing ten (10) Fully Paid shares of common stock, par NT$10.00 per share)]

[COP American Depositary Shares (each COP American Depositary Share representing an undivided interest in a global Certificates of Payment, each interest representing the irrevocable right to receive ten (10) Fully Paid shares of common stock par value NT$10.00 per share)]

[EC American Depositary Shares (each EC American Depositary Share representing an undivided interest in an Entitlement Certificate, each interest representing the irrevocable right to receive ten (10) shares of common stock par NT$10.00 per share)]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

[DEPOSITED SHARES OF COMMON STOCK]

[INTERESTS IN THE DEPOSITED CERTIFICATE(S) OF PAYMENT]

[DEPOSITED ENTITLEMENT CERTIFICATE(S)]

of

AUO Corporation

(Incorporated under the laws of the Republic of China)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADS”), representing deposited [shares of common stock] [interests in the global Certificate(s) of Payment representing the irrevocable right to receive shares of common stock] [Entitlement Certificate(s) representing the irrevocable right to receive shares of common stock], par value NT$10.00 per share, or evidence of rights to receive such [shares of common stock (the “Shares”)] [interests in the global Certificate(s) of Payment (the “Certificate(s) of Payment”)][Entitlement Certificate(s) (the “Entitlement Certificate(s)”)] (such [Shares][Certificate(s) of Payment][Entitlement Certificate(s)] are hereafter called “Eligible Securities”) of AUO Corporation, a company incorporated under the laws of the Republic of China and previously known as “AU Optronics Corp.” (the “Company”). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents [ten (10) Shares][an undivided interest in an Entitlement Certificate, each interest representing the irrevocable right to receive [ten (10)] Shares][an undivided interest in a global Certificate(s) of Payment, each interest representing the irrevocable right to receive ten (10) Shares] deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., (Taipei) (the “Custodian”). The ratio of American Depositary Shares to Eligible Securities is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

1.                  The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 29, 2002, as amended by Amendment No. 1 to Deposit Agreement, dated as of February 15, 2006, and as amended by Amendment No. 2 to Deposit Agreement dated as of November 27, 2020 (as so amended and as further amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares (“ADSs”) evidenced by Receipts issued thereunder, each of whom by accepting an ADS (or an interest therein) agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Eligible Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Eligible Securities and held thereunder (such Eligible Securities, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

2.                  Surrender of ADSs and Withdrawal and Sale of Deposited Securities. The Depositary and the Company have been advised that under ROC law, until three (3) months after the closing of the Offering, a Holder is not entitled to withdraw or sell Shares from the ADS Facility, consequently, the Company and the Depositary agree to prohibit the surrender of ADSs and the sale or Delivery of any Shares deposited in connection with the Offering until the expiration of such three-month period. A Holder wishing to withdraw Shares from the ADS Facility shall be required under ROC law to appoint an eligible agent in the Republic of China to open a securities trading account with a local brokerage firm after receiving an approval from the TSE and a bank account (the securities trading account and the bank account, collectively, the “Accounts”), to pay ROC taxes, remit funds, exercise stockholders’ rights and perform such other functions as may be designated by such withdrawing Holder. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safekeeping, make confirmations and settle trades and report all relevant information. Without making such appointment and until approval from the TSE is obtained, the withdrawing Holder would be unable to receive, hold, or subsequently sell the Deposited Securities withdrawn from the ADS Facilities on the TSE or otherwise.

(a)               Sale of Deposited Securities. Upon surrender of Receipts at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of this Deposit Agreement, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders’ Receipts be sold on such Holders’ behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale.

Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder and under the Deposit Agreement, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC.

(b)               Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) the Holder has delivered to the Depositary the certification contemplated in Exhibit C to the Deposit Agreement, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), and (v) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Incorporation and of any applicable laws and the regulations and rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and the rules and regulations of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Eligible Security. In the case of the Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. In addition, trading restrictions on the TSE may result in the price per Eligible Security or on any lot of any type of Eligible Security other than an integral multiple of 1,000 Eligible Securities being lower than the price of Eligible Securities in lots of integral multiples of 1,000 Eligible Securities.

Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

3.                  Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by this Receipt when canceled, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by this Receipt (when canceled), shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

4.                  Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the deposit of Eligible Securities or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Receipt, the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the ADSs or Eligible Securities are listed, or under any provision of the Deposit Agreement or this Receipt, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to Paragraph (23) hereof. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit (i) whenever notified, as provided in the Deposit Agreement that the Company has restricted transfer of such Shares to comply with delivery or transfer requirements and/or ownership restrictions referred to in the Deposit Agreement or under applicable law, or (ii) in the case of a deposit of Shares requested under the terms of Section 2.3(iv) of the Deposit Agreement, if such deposit is not permitted under any restriction notified by the Company to the Depositary from time to time, which restrictions may specify black-out periods during which deposits may not be made, minimum or maximum numbers of Shares and frequencies of deposit.

Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company, or the deposit of Eligible Securities in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

5.                  Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed, or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities and Deposited Securities, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

6.                  Ownership Restrictions. Notwithstanding any provision of this Receipt or of the Deposit Agreement, the Company may restrict transfers of the Shares, Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Shares exceeding limits imposed by applicable law, the SFC, the TSE or Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares, Deposited Securities or securities convertible into Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Deposited Securities represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company.

7.                  Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes or governmental charges, (including applicable interest and penalties), the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Eligible Securities and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Paragraph (23) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner may be asked to indemnify the Depositary, the Company, the Custodian, and any of their respective agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any inaccuracy in the information provided by such Holder and/or Beneficial Owner in connection with obtaining any tax benefit for such Holder and/or Beneficial Owner.

8.                  Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized to make such deposit, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities except (as contemplated in Section 2.14 of the Deposit Agreement), and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. Each person depositing Certificates of Payment under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Certificates of Payment are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Certificates of Payment have been validly waived or exercised, (iii) the person making such deposit is duly authorized to make such deposit, (iv) the Certificates of Payment presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary COP ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement) and (v) the Certificates of Payment presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of Certificates of Payment, the issuance and cancellation of Temporary COP ADSs in respect thereof and the transfer of such Temporary COP ADSs. Each person depositing Entitlement Certificates under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Entitlement Certificates are duly authorized, validly issued, fully paid and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Entitlement Certificates have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Entitlement Certificates presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary EC ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Entitlement Certificates presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of Entitlement Certificates, the issuance and cancellation of Temporary EC ADSs in respect thereof and the transfer of such Temporary EC ADSs.

If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing, Shares, Certificates of Payment or Entitlement Certificates, to take any and all actions necessary to correct the consequences thereof.

9.                  Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement or this receipt evidencing the ADS(s) and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement, this Receipt and applicable laws and regulations. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by Paragraph (23) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made, or such information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.

10.              Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

(i)         to any person to whom ADSs are issued upon the deposit of Eligible Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iii)(b) and (v) below);

(ii)      to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so surrendered;

(iii)       No fee shall be payable upon distribution of (a) cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the charging of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees specified in (i) above shall be payable in respect of ADS distributions pursuant to stock dividends (or other free distributions of stock) and the fees specified in (iv) below shall be payable in respect of distributions of cash;

(iv)     to any Holder of ADSs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements); and

(v)       to any Holder of ADSs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) issued upon the exercise of rights to purchase additional ADSs.

In addition, Holders, Beneficial Owners, persons depositing Eligible Securities for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(a)            taxes (including applicable interest and penalties) and other governmental charges;

(b)            such registration fees as may from time to time be in effect for the registration of Deposited Securities on the share register and applicable to transfers of Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)            such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Deposited Securities or Holders and Beneficial Owners of ADSs;

(d)            the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)            such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Eligible Securities, Deposited Securities, ADSs and ADRs; and

(f)             the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Paragraph (21) of this Receipt. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

11.              Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

12.              Validity of Receipt. This Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

13.              Available Information; Reports; Inspection of Transfer Books. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with the Commission, and submitted to the Commission, certain reports that can be retrieved from the Commission’s internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F (the “Form 15F”) with the Commission, which has suspended the Company’s duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of the Form 15F, the Company’s duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate. Pursuant to Rule 12g3-2(b)(1) promulgated under the Exchange Act, the Company is exempt from the reporting obligations of the Exchange Act. In order to satisfy the conditions of Rule 12g3-2(b) and to maintain the exemption from registration, the Company intends to publish English translations of the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. The Company has specified in the Form 15F, http://www.auo.com, as the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F does not become effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission’s internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission.

The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Paragraph (23) hereof.

Dated:	CITIBANK, N.A., as Depositary By:_________________________ Authorized Signatory

CITIBANK, N.A.

Transfer Agent and Registrar

By:_______________________ Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

14.              Dividends and Distributions in Cash, Eligible Securities, etc. Subject always to the laws and regulations of the Republic of China, whenever the Depositary receives directly confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Paragraph (15) hereof and in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADS held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement and the laws and regulations of the Republic of China, establish the ADS Record Date and either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs (of the applicable series), which represent in aggregate the number of Eligible Securities received as such dividend, or free distribution, subject, however, in each case, to the terms of the Deposit Agreement (including, without limitation, the limitations set forth on the face of this Receipt and in Article II of the Deposit Agreement and net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (subject, however, in each case, to the laws and regulations of the Republic of China and net of (a) the applicable fees and charges of, and the reasonable expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Eligible Securities or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS record date according to Paragraph (15) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Eligible Securities. If such elective distribution is not lawful or not reasonably practicable, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in the Republic of China in respect of the Deposited Securities for which no election is made, either (x) cash or (y) additional ADSs representing such additional Eligible Securities, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Eligible Securities (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Eligible Securities to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. If and whenever the Company shall announce its intention to make any offer or invitation to the holders of Eligible Securities to subscribe for or to acquire Eligible Securities or other assets by way of rights, the Depositary shall as soon as practicable thereafter give notice of the same to the Holders, including if applicable, the last date for acceptance thereof and the manner by which and the time during which Holders may instruct the Depositary to exercise such rights. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested the Depositary to make such rights available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests the Depositary that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of rights as contemplated below. In the event that the conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation required by the Deposit Agreement or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem reasonably practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and reasonable expenses incurred by, the Depositary and taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or other applicable securities laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

Upon receipt of a notice indicating that the Company wishes property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the respective number of ADSs held by them and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

15.              Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “ADS Record Date”) for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

16.              Voting of Deposited Securities. (a) Voting by Shareholders. The following is a summary of certain rights of holders of Shares, interests in Certificate(s) of Payment and Entitlement Certificate(s), if any, to vote at shareholders’ meetings under ROC Company Law and the Articles of Incorporation of the Company, in each case, as in effect on the date hereof: (i) a holder of Shares (including holders of interests in any Certificate of Payment evidencing the irrevocable right to receive Shares) is entitled to one vote for each Share held, (ii) the election of directors and supervisors takes place by means of cumulative voting, and (iii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Shares held by such shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner except in the event of cumulative voting for an election of directors and supervisors). Pursuant to ROC law, the voting rights attaching to the Deposited Securities must be exercised by, or on behalf of, the Depositary’s nominee, as representative of the Holders and Beneficial Owners, collectively in the same manner, except in the case of an election of directors and supervisors, which currently should be on a cumulative basis. Deposited Securities which have been withdrawn from the applicable ADS Facility and timely transferred on the Company’s register of shareholders to a person other than the Depositary may be voted by the Registered Holder(s) thereof directly, subject, in each case, to the limitations of ROC law and the Articles of Incorporation of the Company. Holders may not receive sufficient advance notice of shareholders’ meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

(b)            Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder shall, by acceptance of ADSs or acquisition of any beneficial interest therein, have authorized and directed the Depositary’s nominee, without liability, to appoint the Chairman of the Board of Directors of the Company (or the Chairman’s designate) (the “Voting Representative”), as representative of the Depositary’s nominee, who is registered in the ROC as representative of the Holders and Beneficial Owners in respect of the Deposited Securities (the “Registered Holder”), to vote the Shares or Deposited Securities in accordance with the terms hereof.

The Company agrees to use its best efforts to timely notify the Depositary of any proposed shareholders’ meeting and to timely provide to the Depositary in New York, at least twenty-four (24) calendar days before any ordinary shareholders’ meeting or at least fourteen (14) calendar days before any extraordinary shareholders’ meeting, a sufficient number of copies reasonably requested by the Depositary of an English language translation of the Company’s notice of shareholders’ meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC, including, without limitation, a list of candidates proposed by the Company for an election of directors or supervisors) (such materials collectively, the “Shareholder Notice”). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Paragraph (15) hereof and Section 4.9 of the Deposit Agreement) and shall, at the Company’s expense and provided that no U.S. legal prohibitions exist, deliver to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the Deposited Securities represented by their ADSs to be voted under the terms of the Deposit Agreement, including a description of the Management Instruction (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the depositary notice and the related materials prepared by the Depositary collectively, the “Depositary Notice”). The Depositary is under no obligation to mail the Shareholder Notice and the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least twenty-four (24) calendar days prior to the date of any ordinary shareholders’ meeting or at least fourteen (14) calendar days before the date of any extraordinary shareholders’ meeting. If the Depositary has not delivered the Shareholder Notice or Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADRs to be present at the relevant shareholders’ meeting insofar as practicable and permitted under applicable law but will not cause the Shares or other Deposited Securities to be voted; provided, however, that the Depositary may determine, in its sole discretion, to send such Shareholder Notice and Depositary Notice to Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices and Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies or instructions, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws.

(c)            Voting of Deposited Securities Upon ADS Holders’ Instructions. If Holders of ADSs together holding at least 51% of all the ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary, prior to the date established for such purpose by the Depositary, to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders’ meeting (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Voting Representative as the representative of the Registered Holder to attend such shareholders’ meeting and vote all Deposited Securities evidenced by ADSs then outstanding as of the ADS Record Date (including Temporary ADSs) in the manner so instructed by such Holders. If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions. The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative (or his/her designate) as representative of the Registered Holder.

(d)            Depositary Authorization. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in the Deposit Agreement), the Depositary has not, prior to the date established for such purpose by the Depositary, received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors), then, subject to the following paragraph, the Holders shall be deemed to have authorized and directed the Depositary’s nominee to authorize (the “Depositary Authorization”) the Voting Representative as the representative of the Registered Holder to attend and vote at such meeting all the Deposited Securities represented by ADSs then outstanding (including Temporary ADSs) in his or her discretion. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner she/he wishes, which may not be in the interests of the Holders.

The Depositary’s Authorization, provided in the manner and under the circumstances described in the preceding paragraph, shall be subject to the receipt by the Depositary prior to each shareholders’ meeting of an opinion of ROC counsel of the Company addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Depositary Authorization are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with Section 4.10 of the Deposit Agreement and will not (in the absence of negligence, bad faith or breach of contract, and subject to general principles of agency) be subject to any liability under ROC law for losses arising from the exercise of the voting arrangements set out in Section 4.10 of the Deposit Agreement on the grounds that voting in accordance with Section 4.10 of the Deposit Agreement is in violation of ROC law. In the event the Depositary does not receive such opinion, the Depositary will not grant the Depositary Authorization, but will cause the Deposited Securities to be present at the shareholders’ meeting to the extent practicable and permitted by applicable law and will not cause the Deposited Securities to be voted.

The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with instructions given in accordance with Section 4.10 of the Deposit Agreement. The terms of Section 4.10 of the Deposit Agreement may be amended from time to time in accordance with the terms of the Deposit Agreement. By continuing to hold ADSs after the effective time of such amendment, all Holders and Beneficial Owners shall be deemed to have agreed to the terms of the Deposit Agreement as so amended.

17.              Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be substituted for and treated as Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement securities, as applicable. The Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt by the Depositary of (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not: (1) such exchange, conversion or replacement requires registration of such securities under the Securities Act and/or Exchange Act or (2) such exchange, conversion or replacement of such securities as then contemplated is exempt from the registration requirements of the Securities Act and/or Exchange Act and (b) a written opinion of ROC counsel (reasonably satisfactory to the Depositary) stating that (1) such exchange, conversion or replacement does not violate the laws or regulations of the Republic of China and (2) all requisite regulatory consents and approvals relating to such exchange, conversion or replacement have been obtained in the Republic of China, execute and deliver additional Receipts as in the case of a dividend of Eligible Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained herein, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of the Company’s counsel, satisfactory to the Depositary, that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

18.              Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God, terrorism or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADS or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this Receipt.

19.              Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including reasonable fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary). The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Deposit Agreement. Provided that the Depositary acts or omits to act in good faith and without negligence, the Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company. Nothing in this Receipt or in the Deposit Agreement shall cause the Depositary or any of its agents to incur any liability as a result of any action or failure to act by any trustee under a Trust Deed governing the Bonds.

20.              Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its immediate predecessor other than as contemplated in the Deposit Agreement. The immediate predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all rights, titles and interests to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

21.              Amendment/Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

22.              Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder of a Receipt will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Paragraph (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth and subject always to the restrictions on withdrawal as may be in effect under the laws and regulations of the Republic of China, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six (6) months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

23.              Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.              Certain Rights of the Depositary. The Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.

(25)       Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

(a)       Proposals by Shareholders.

The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company’s shareholders (the “Shareholder Proposal Record Date”), are entitled to submit one (1) written proposal (such proposal shall not include a Beneficial Owner’s right to nominate candidates for election as directors at a meeting of the Company’s shareholders in accordance with the terms and subject to the conditions of Section 4.17 of the Deposit Agreement, the “Proposal”) each year for consideration at the annual ordinary meeting of the Company’s shareholders, provided that: (i) the Proposal is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Company prior to the expiration of the period for submission of Proposals (the “Submission Period”) announced by the Company (which Submission Period and the place for eligible shareholders to submit the Proposal the Company undertakes to announce publicly each year in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company’s shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company’s shareholders whereat his or her or its Proposal is to be discussed in the Chinese language and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal in the Chinese language. As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company’s shareholders. Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company’s shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company’s shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company’s Articles of Incorporation for consideration at an annual ordinary meeting of the Company’s shareholders.

(b)       Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners.

Holders and Beneficial Owners of ADSs do not have individual proposal rights. The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the “Submitting Holder(s)”), submit to the Company for consideration at the annual ordinary meeting of the Company’s shareholders one (1) Proposal each year, provided that: (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Depositary by the Submitting Holder(s) at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “First Proposal Certificate”), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the “Proposal Submission Date”), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Submitting Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “Second Proposal Certificate”), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company’s shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company’s shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, attend(s) the annual ordinary meeting of the Company’s shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of a Submitting Holder(s). Each Beneficial Owner hereby agrees and acknowledges that (i) if the Submitting Holder(s), or his, her, its or their representative, does not attend the annual ordinary meeting of the Company’s shareholders, the chairman of such meeting may ask the attending shareholders to discuss, or not discuss, the Proposal, and (ii) in no event shall a Submitting Holder’s, or his, her, its or their representative’s, presence at an annual ordinary meeting of the Company’s shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder’s ADSs (or any other ADSs) at such annual ordinary meeting of the Company’s shareholders.

Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company prior to the expiration of the Submission Period. Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals received from such Submitting Holder(s), except for the first Proposal received by the Depositary from such Submitting Holder(s) and shall submit such Proposal to the Company for consideration at the annual ordinary meeting of the Company’s shareholders in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company’s shareholders on behalf of the Submitting Holder(s).

Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company’s expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder’s request, inform such Holder of the total number of ADSs then issued and outstanding.

(26)       Right to Submit Nominations at Meeting of Shareholders.

(a)       No Right Absent Amendment to Articles of Incorporation.

No rights under this paragraph shall be effective absent an amendment to the Company’s Articles of Incorporation adopting a system whereby candidates may be nominated by holders of Shares to serve on the Company’s board of directors (a “Candidate Nomination System”) and any rights so arising shall, at all times, be subject to the provisions of the Company’s Articles of Incorporation, as amended, and ROC Company Law, as amended.

(b)       Nominations by Shareholders.

The Company has informed the Depositary that under ROC Company Law, in the event that the Company amends its Articles of Incorporation to adopt a Candidate Nomination System, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at a meeting of the Company’s shareholders (the “Candidate Nomination Record Date”), would be entitled to submit a roster of candidates (the “Nomination”) to be considered for nomination to the Company’s board of directors at a meeting of the Company’s shareholders involving the election of directors, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the Nomination is submitted to the Company prior to the expiration of the period for submission of Nominations (the “Nomination Submission Period”) announced by the Company (which Nomination Submission Period, the number of the directors to be elected, the place for eligible shareholders to submit the Nomination and other applicable information the Company undertakes to announce publicly in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days (for an ordinary meeting) or 30 days (for an extraordinary meeting) closed period prior to the subject meeting of the Company’s shareholders), (iii) the Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iv) the Nomination shall include a letter of consent issued by each director candidate identified in the Nomination consenting to act as director if she/he/it is elected as such, (v) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in Article 30 of the ROC Company Law, as amended, (vi) if a director candidate is a corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder’s representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of Shares in its possession have been included, and (vii) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company’s amended Articles of Incorporation are so satisfied. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, as holder of the Deposited Securities, the Depositary or its nominee would be entitled, provided the conditions of the Company’s amended Articles of Incorporation are satisfied, to submit only one (1) Nomination for each meeting involving the election of directors in respect of all of the Shares held on deposit as of the Candidate Nomination Record Date. The Company shall promptly notify the Depositary of an amendment of its Articles of Incorporation adopting a Candidate Nomination System. Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Nominations to the Company for consideration at a meeting of the Company’s shareholders involving the election of directors but may be able to submit a Nomination to the Company for consideration at a meeting of the Company’s shareholders involving the election of directors if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Nomination Submission Period and prior to the Candidate Nomination Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Nominations to the Company for consideration at a meeting of the Company’s shareholders involving the election of directors. Beneficial Owners of ADSs may not receive sufficient advance notice of a meeting of the Company’s shareholders involving the election of directors to enable the timely withdrawal of Shares to make a Nomination to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn. The Company has informed the Depositary that a Nomination shall only be voted upon at a meeting of the Company’s shareholders involving the election of directors if the Nomination is accepted by the board of directors of the Company as eligible in accordance with Article 192-1 of the ROC Company Law and the Company’s Article of Incorporation for consideration at a meeting of the Company’s shareholders involving the election of directors.

(c)       Single Nomination by Depositary or its Nominee on Behalf of Beneficial Owners.

Holders and Beneficial Owners of ADSs do not have individual nomination rights. In the event that the Company were to amend its Articles of Incorporation to adopt a Candidate Nomination System, the Depositary would, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the “Nominating Holder(s)”), submit to the Company for consideration at a meeting of the Company’s shareholders involving the election of directors one (1) Nomination, provided that: (i) the number of director candidates contained in the Nomination shall not exceed the number of the directors to be elected at such meeting, (ii) the Nomination shall contain the name, educational background and past work experience of each director candidate identified in the Nomination, (iii) the Nomination shall include a letter of consent issued by each director candidate identified in the Nomination consenting to act as director if she/he/it is elected as such, (iv) a written statement by each director candidate assuring that she/he/it is not in violation of any of the circumstances set forth in Article 30 of the ROC Company Law, as amended, (v) if a director candidate is corporate shareholder of the Company (which cannot be the Depositary or its nominee), or such corporate shareholder’s representative, additional information and documents reflecting the basic registration information of such corporate shareholder and the document certifying the number of Shares in its possession have been included, (vi) any further conditions under Article 192-1 of the ROC Company Law, as amended, and of the Company’s amended Articles of Incorporation are so satisfied, (vii) the Nomination is submitted to the Depositary by the Nominating Holder(s) at least two (2) Business Days prior to the expiration of the Nomination Submission Period, (viii) the Nomination is accompanied by a written certificate signed by each Nominating Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “First Nomination Certificate”), certifying, inter alia, (w) that each Nominating Holder has only endorsed the said Nomination, (x) that the Nominating Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Nomination is submitted by the Nominating Holder(s) to the Depositary (the “Nomination Submission Date”), (y) if the Nomination Submission Date is (i) on or after the applicable ADS Record Date, that the Nominating Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Nominating Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Nomination Certificate, as defined below, and (z) the name(s) and address(es) of the Nominating Holder(s) and the number of ADSs owned by each Nominating Holder (together with certified evidence of each Nominating Holder’s ownership of the applicable ADSs as of the Nomination Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (ix) if the Nomination Submission Date is prior to the applicable ADS Record Date, the Nominating Holder(s) must also provide, within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Nominating Holder addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “Second Nomination Certificate”), certifying, inter alia, that the Nominating Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Nominating Holder’s ownership of the applicable ADSs as of such applicable ADS Record Date), (x) the Nomination is accompanied by a joint and several irrevocable undertaking of all Nominating Holders (which undertaking may be contained in the First Nomination Certificate or the Second Nomination Certificate) that each such Nominating Holder shall pay all fees and expenses incurred in relation to the submission of the Nomination at the meeting of the Company’s shareholders, and (xi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Candidate Nomination Record Date. Each Beneficial Owner hereby agrees and acknowledges that in no event shall the Depositary or its nominee be nominated by the Nominating Holder(s) for election as a director at a meeting of the Company’s shareholders.

Upon the timely receipt by the Depositary of any Nomination which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Nomination and of the other materials received from the Nominating Holder(s) to the Company prior to the expiration of the Nomination Submission Period. Any Nomination so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Nomination Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Nomination by a Nominating Holder, or a group of Nominating Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Nominations received from such Nominating Holder(s), except for the first Nomination received by the Depositary from such Nominating Holder(s) and shall submit such Nomination to the Company for consideration at a meeting of the Company’s shareholders involving the election of directors in accordance with the terms of the Deposit Agreement. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Nominating Holder(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the meeting of the Company’s shareholders involving the election of directors on behalf of the Nominating Holder(s).

Notwithstanding anything contained in the Deposit Agreement or any ADR, and except that the Depositary shall arrange, at the request of the Company and at the Company’s expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the nomination rights, including, without limitation, notice of the Nomination Submission Period, or the receipt of any Nomination(s) from Nominating Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder’s request, inform such Holder of the total number of ADSs then issued and outstanding.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:________________________________ By: Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.
_________________________
SIGNATURE GUARANTEED

Legends

[The Receipts issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the Receipt: “This Receipt evidences American Depositary Shares representing ‘partial entitlement’ [common shares][interests in the global Certificates of Payment][Entitlement Certificates] of AUO Corporation, and as such do not entitle the holders thereof to the same per-security entitlement as other [common shares][interests in the global Certificates of Payment][Entitlement Certificates] (which are ‘full entitlement’ [common shares][interests in the global Certificates of Payment][Entitlement Certificates]) issued and outstanding at such time. The American Depositary Shares represented by this Receipt shall entitle holders to distributions and entitlements identical to other American Depositary Shares when the [common shares][interests in the global Certificates of Payment][Entitlement Certificates] represented by such American Depositary Shares become ‘full entitlement’ [common shares][interests in the global Certificates of Payment][Entitlement Certificates]”.]